KBL LLP
CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated April 12, 2012, for the year ended December 31, 2011, the period February 10, 2010 (Inception) to December 31, 2010, related to the financial statements of Pershing Gold Corporation (Formerly Sagebrush Gold Ltd.), and the unaudited interim financial statements for the three months ended March 31, 2012, which appear in Pershing Gold Corporation to Registration Statement on Form S-1/A filed on or about July 13, 2012.

KBL, LLP

KBL, LLP
New York, NY
July13, 2012